UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2006
WINTRUST FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Illinois		36-3873352
(State or other jurisdiction of	0-21923	(I.R.S. Employer
Incorporation)	(Commission File Number)	Identification No.)

727 North Bank Lane
Lake Forest, Illinois		60045
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (847) 615-4096
Not Applicable
(Former name or former address, if changed since last year)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
Signature
EXHIBIT INDEX
Indenture
Amended and Restated Declaration of Trust
Guarantee Agreement

Item 1.01. Entry Into a Material Definitive Agreement.
     The information provided in Item 2.03 is hereby incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On September 1, 2006, Wintrust Capital Trust IX, a Delaware statutory trust (the “Trust”), a newly formed wholly-owned special purpose finance subsidiary of Wintrust Financial Corporation (the “Company”), issued $50,000,000 of trust preferred securities (the “Capital Securities”) in a private placement to institutional investors. The Capital Securities mature in September 2036, are redeemable at the Company’s option beginning after five years, and require quarterly distributions by the Trust to the holders of the Capital Securities, at a rate of 6.836% until the interest payment date on September 15, 2011, and thereafter at a rate equal to the three-month LIBOR rate plus 1.63%. The Company has irrevocably and unconditionally guaranteed the Capital Securities as discussed below. The Trust used the proceeds of the Capital Securities, along with proceeds of $1,547,000 from the issuance of common securities (the “Common Securities”) to the Company, to purchase $51,547,000 of the Company’s floating rate junior subordinated notes (the “Debentures”).
     The Debentures were issued pursuant to an indenture dated September 1, 2006 (the “Indenture”), between the Company, as issuer, and LaSalle Bank National Association, as trustee. Like the Capital Securities, the Debentures bear interest at a rate of 6.836% until the interest payment date on September 15, 2011, and thereafter at a rate equal to the three-month LIBOR rate plus 1.63%. The interest payments by the Company on the Debentures will be used to pay the quarterly distributions payable by the Trust to the holders of the Capital Securities. However, the Company may defer interest payments on the Debentures so long as no event of default, as described below, has occurred under the Debentures for up to 20 consecutive quarters. In the event the Company properly defers interest payments on the Debentures, the Trust will be entitled to defer distributions otherwise due on the Capital Securities.
     The Debentures are subordinated to any other indebtedness of the Company that, by its terms, is not similarly subordinated. The Debentures mature on September 15, 2036, but may be redeemed at the Company’s option at any time on or after September 15, 2011, or upon the occurrence of certain events, such as a change in the regulatory capital treatment of the Debentures, the Trust being deemed an investment company or the occurrence of certain adverse tax events. The Company may redeem the Debentures at their aggregate principal amount, plus accrued interest, if any.
     The Debentures may be declared immediately due and payable at the election of the trustee or holders of at least 25% of aggregate principal amount of outstanding Debentures upon the occurrence of an event of default. An event of default generally means (1) default in the payment of any interest when due that continues unremedied for a period of 30 days, except in the case of an election by the Company to defer payment of interest for up to 20 consecutive quarters (which does not constitute an event of default), (2) a default in the payment of the principal amount of the Debentures as and when such amount becomes due, including at maturity, (3) a default in the payment of any interest following the deferral of interest payments by the Company for 20 consecutive quarters, (4) a default in the Company’s performance, or breach, of any covenant, agreement or warranty in the Indenture which is not cured within 30 days, (5) the institution of any bankruptcy or similar proceedings by or against the Company, or (6) the liquidation, dissolution or winding up of the Trust, other than as contemplated in the Indenture.
     The Company also entered into a Guarantee Agreement dated September 1, 2006 pursuant to which it has agreed to guarantee the payment by the Trust of distributions on the Capital Securities, and the payment of the principal amount of the Capital Securities when due, either at maturity or on redemption, but only if and to the extent that the Trust fails to pay distributions on or the principal amount of the Capital Securities after having received interest payments or principal payments on the Debentures from the Company for the purpose of paying those distributions or the principal amount of the Capital Securities.
     The Company used proceeds from the sale of the Debentures to pay the redemption price of $32,010,310 aggregate principal amount, plus accrued unpaid interest, of its 9.00% junior subordinated debentures due 2028 issued to Wintrust Capital Trust I, which the Company previously announced its intention to redeem on August 4, 2006.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Description

10.1	Indenture dated as of September 1, 2006, between Wintrust Financial Corporation and LaSalle Bank National Association, as trustee.

10.2	Amended and Restated Declaration of Trust, dated as of September 1, 2006, among Wintrust Financial Corporation, as depositor, LaSalle Bank National Association, as institutional trustee, Christiana Bank & Trust Company, as Delaware trustee, and the Administrators listed therein.

10.3	Guarantee Agreement, dated as of September 1, 2006, between Wintrust Financial Corporation, as Guarantor, and LaSalle Bank National Association, as trustee.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINTRUST FINANCIAL CORPORATION (Registrant)
By:	/s/ David L. Stoehr
David L. Stoehr
Executive Vice President and Chief Financial Officer

Date: September 6, 2006

EXHIBIT INDEX

Exhibit No.	Description

10.1	Indenture dated as of September 1, 2006, between Wintrust Financial Corporation and LaSalle Bank National Association, as trustee.

10.2	Amended and Restated Declaration of Trust, dated as of September 1, 2006, among Wintrust Financial Corporation, as depositor, LaSalle Bank National Association, as institutional trustee, Christiana Bank & Trust Company, as Delaware trustee, and the Administrators listed therein.

10.3	Guarantee Agreement, dated as of September 1, 2006, between Wintrust Financial Corporation, as Guarantor, and LaSalle Bank National Association, as trustee.